Exhibit 10.9
AMENDMENT NO 2
TO LEASE
     THIS AMENDMENT NO. 2 TO LEASE is made and entered into as of July 29, 2005, by and between RNM LAKEVILLE, LLC, a Delaware limited liability company (successor to RNM Lakeville, L.P.) (“Landlord’), and OCULUS INNOVATIVE SCIENCES, INC. (f/k/a MicroMed Laboratories, Inc.), a California corporation (“Tenant”).
RECITALS
     A. Landlord and Tenant are parties to that certain Lease dated as of October 26, 1999 as amended by Amendment No. 1 to Lease dated as of September 15, 2000 (collectively the “Lease”), pursuant to which Landlord leases to Tenant, and Tenant leases from Landlord, certain Premises at 1129 North McDowell Boulevard in Petaluma, California. Unless otherwise defined herein, all capitalized terms shall have the meanings assigned to them in the Lease.
     B. The Termination Date of the Lease Term is February 28, 2006.
     C. The parties wish to extend the Lease Term as provided herein.
     THEREFORE, for consideration, the adequacy and receipt of which are hereby acknowledged, the parties agree as follows:
     1. Term. The Termination Date of the Lease is hereby extended to September 30, 2006.
     2. Base Rent. Base Rent shall remain at its current rate throughout the Termination Date as extended herein.
     3. Tenant’s Extension Options. Tenant’s Extension Options shall continue in full force and effect.
     4. Leasing Commissions. Each party hereby warrants to the other party that it has had no dealing with any finder, broker or agent in connection with this Amendment and the extension of the Lease. Each party hereby agrees that it shall indemnify, defend and hold harmless the other party from and against any and all costs, expenses (including attorney’s fees and costs of suit), and liabilities for commissions or other compensation, charges or damages claimed by any other finder, broker or agent based upon dealings with the indemnifying party with respect to the renewal and renegotiation of the Lease.
     5. Confirmation of Lease. Tenant hereby represents and warrants to Landlord that, as of the date hereof, (a) the Lease is in full force and effect and has not been modified except pursuant to this Amendment; (b) Tenant has not subleased or assigned any of its right, title and interest in and to the Lease and has full power and authority to enter into and perform its obligations hereunder, (c) Tenant is not in default under the Lease, and to the best of Tenant’s knowledge, there are no defaults on the part of Landlord existing under the Lease; (d) to the best of Tenant’s knowledge, there exists no valid abatements, causes of action, counterclaims, disputes, defenses, offsets, credits, deductions, or claims against the enforcement of any of the terms and conditions of the Lease; (e) this Amendment has been duly authorized, executed and delivered by Tenant and constitutes the legal, valid and binding obligation of Tenant; and (f) there are no actions, whether voluntary or otherwise, pending against Tenant under the bankruptcy or insolvency laws of the United States or any state thereof. Except as expressly modified herein, the Lease shall remain in full force and effect.
     IN WITNESS WHEREOF, the parties executed this Amendment No. 2 as of the date fast written above.

LANDLORD:		TENANT:

RNM LAKEVILLE, LLC,		OCULUS INNOVATIVE SCIENCES, INC.,
a Delaware limited liability company		a California corporation

By:	RNM PETALUM, INC.,	By:	/s/ Jim Schutz

a California corporation,
	its Manager	Its:	General Counsel

Name:	/s/ Paul B. Elmore	Date:	7/28/2005

Paul B. Elmore, President

Date:	7/29/05

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